
                                                                         NSAR ITEM 77O

                                                                   VKAC Emerging Growth Fund
                                                                      10f-3 Transactions

  UNDERWRITING #                UNDERWRITING                  PURCHASED FROM   AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                                   PURCHASED


         1             Applied Graphics Technologies           Cowen & Co.           30,000           0.500%        09/03/97
         2                  Executive Risk Inc.            Donaldson, Lufkin &       20,000           0.966%        09/09/97
                                                                 Jenrette
         3               Smart Modular Technologies        Donaldson, Lufkin &       20,000           0.966%        09/11/97
                                                                 Jenrette
         4               Smart Modular Technologies            Cowen & Co.           10,000           0.483%        09/11/97
         5               Smart Modular Technologies       Montgomery Securities       5,000           0.242%        09/11/97
         6                     NS Group Inc.                   Smith Barney         125,000           1.667%        09/18/97
         7                       JD Edwards                   Morgan Stanley        275,000           0.017%        09/22/97
         8                 Avis Rent A Car, Inc.               Bear Stearns         145,000           0.744%        09/23/97
         9             Allied Waste Industries, Inc.          Goldman Sachs          50,000           0.309%        09/24/97
        10             Nextlink Communications, Inc.         Salomon Brothers        56,000           0.424%        09/26/97
        11                  Jones Apparel Group               Merrill Lynch           8,500           0.189%        10/16/97
        12               Jacor Communications, Inc.        Donaldson, Lufkin &      102,500           2.248%        02/03/98
                                                                 Jenrette
        13             Univision Communications Inc.       Donaldson, Lufkin &      162,800           0.775%        02/10/98
                                                                 Jenrette
        14                    Steelcase, Inc.              Wasserstein Perrella         700           0.006%        02/17/98
        15                    Steelcase, Inc.                 Goldman Sachs          68,600           0.565%        02/17/98


Other Firms participating in Underwriting:

UNDERWRITING FOR #1

Cowen & Company
Bear, Stearns & Co. Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Montgomery Securities
Goldman, Sachs & Co.
Hambrecht & Quist LLC
Lehman Brothers Inc.
Morgan Stanley & Co. Incorporated
Oppenheimer & Co., Inc.
Prudential Securities Incorporated
Schroder & Co., Inc.
UBS Securities LLC
Wasserstein Perella Securities, Inc.
Arnhold and S. Bleichroeder, Inc.
J.C. Bradford & Co.
Crowell, Weedon & Co.
Janney Montgomery Scott Inc.
C.L. King & Associates, Inc.
McDonald & Company Securities, Inc.
Nesbitt Burns Securities Inc.
Neuberger & Berman
Piper Jaffray Inc.
Raymond James & Associates, Inc.
Muriel Siebort & Co., Inc.
Unterberg Harris
Williams Securities Group, Inc.

UNDERWRITING FOR #2

Donaldson, Lufkin & Jenrette Securities Corporation
Conning & Company
Oppenheimer & Co., Inc.
Chase Securities Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

UNDERWRITING FOR #2 (CON'T)

Salomon Brothers Inc.
Sanford C. Bernstein & Co., Inc.
Dowling & Partners Securities, LLC
Fox-Pitt, Kelton Inc.

UNDERWRITING FOR #3, 4 AND 5

Donaldson, Lufkin & Jenrette Securities Corp.
Conning & Company
Oppenheimer & Co., Inc.
Chase Securities Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co., Inc.
Salomon Brothers Inc.
Sanford C. Bernstein & Co., Inc.
Dowling & Partners Securities, Inc.
Dowling & Partners Securities, LLC
Fox-Pitt, Kelton Inc.

UNDERWRITING FOR #6

Smith Barney Inc.
McDonald & Company Securities, Inc.
Raymond James & Associates, Inc.
ABN AMRO Chicago Corporation
Arnold and S. Bleichroder, Inc.
George K. Baum & Company
Chase Securities Inc.
Credit Suisse First Boston Corporation
A.G. Edwards & Sons, Inc.
Fahnestock & Co. Inc.
J.J.B. Hilliard, W.L. Lyons, Inc.
Morgan Stanley & Co., Incorporated
PaineWebber Incorporated
Ragen MacKenzie Incorporated
The Robinson-Humphrey Company, Inc.
Roney & Co.